Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of BBQ Holdings, Inc. does hereby certify that:

a)

The Quarterly Report on Form 10-Q of BBQ Holdings, Inc. for the quarter ended September 29, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BBQ Holdings, Inc.

Dated: November 12, 2019	By:	/s/ Jeffery Crivello
Jeffery Crivello
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: November 12, 2019	By:	/s/ Paul M. Malazita
Paul M. Malazita
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)